As filed with the Securities and Exchange Commission on January 15, 1997


                                                   Registration No. 33-
===========================================================================


                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549
                              ---------------------------

                                        FORM S-8


                              REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              ---------------------------

                              CONSUMERS WATER COMPANY
                    (Exact name of registrant as specified in charter)

                       MAINE                      01-0049450
                ---------------------           -------------------
             (State or other jurisdiction       (IRS Employer
        or incorporation or organization)        Identification No.)


                                 Three Canal Plaza
                               Portland, Maine  04101
               ---------------------------------------------------
              (Address of principal executive offices and Zip Code)

                                   (207) 773-6438
               ----------------------------------------------------
                (Registrant's telephone number, including area code)


          Consumers Water Company Employees 401(k) Savings Plan and Trust
          ---------------------------------------------------------------
                                   (Full Title of Plan)

                         BRIAN R. MULLANY, Secretary and Clerk
                                   Consumers Water Company
                                   Three Canal Plaza
                                   Portland, Maine  04101
                         (Name and Address of agent for service)

                                        Copies to:
                                   Keith C. Jones, Esq.
                              Drummond Woodsum & MacMahon
                                   245 Commercial Street
                                   Portland, Maine  04101

                              CALCULATION OF REGISTRATION FEE

============================================================================

                                    Proposed      Proposed
                                    maximum       maximum        Amount
Title of each class     Amount      offering      aggregate        of
  of securities         to be        price        offering     registration
 to be registered     Registered    per unit*      price*          fee*
----------------------------------------------------------------------------
Common Shares (par
  value $1.00) . . . 250,000 shares  $17.75     $4,437,500      $ 1,344.70
                                     -------    ----------      ----------
============================================================================

     *Estimated for the purpose of calculating the registration fee only and not as a representation of the actual offering price. Pursuant to Rule 457(c) the registration fee has been calculated on the basis of $17.75 per share, which equals the average of the high and low prices of the common shares of the Company on January 13, 1997 as reported on the NASDAQ Stock Market.

PURSUANT TO RULE 416(C) UNDER THE SECURITIES ACT OF 1933, THIS
REGISTRATION STATEMENT ALSO COVERS AN INDETERMINATE AMOUNT OF
INTERESTS TO BE OFFERED OR SOLD PURSUANT TO THE EMPLOYEE BENEFIT
PLAN DESCRIBED HEREIN.

PURSUANT TO RULE 429, THE PROSPECTUS INCLUDED IN THIS REGISTRATION STATEMENT WILL SERVE AS AN UPDATED PROSPECTUS FOR REGISTRATION
STATEMENTS NO. 33-20994 AND NO. 33-57618.

                                PART II
            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
------------------------------------------------
     The following documents and information heretofore filed with the Commission (File No. 0-493) are incorporated by reference in this registration statement.

     1.   Consumers Water Company's Annual Report on Form
10-K for the year ended December 31, 1995, filed pursuant to the Securities Exchange Act of 1934.

     2.   Consumers Water Company's Quarterly Reports on Form
10-Q for the quarters ended March 31, 1996, June 30, 1996 and
September 30, 1996, filed pursuant to the 1934 Act.

     3.   The Annual Report of the Consumers Water Company
Employees 401(k) Savings Plan and Trust (the "Plan") on Form
11-K for the year ended December 31, 1995, filed pursuant to the 1934 Act.

     4. The description of the common shares which is contained in the Registration Statement on Form 10 filed under the 1934 Act, including any amendment or report filed for the purpose of updating such description under the 1934 Act.

     All reports and other documents filed by Consumers Water Company (the "Company") and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such reports and documents.


Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------
     Section 719 of the Maine Business Corporation Act provides in its entirety as follows:

     Section 719. Indemnification of officers, directors, employees and agents; insurance

          1. A corporation shall have power to indemnify or, if so provided in the bylaws, shall in all cases indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated:

          A. Not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust, or its participants or beneficiaries; or

          B. With respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that that person did not act honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person's conduct was unlawful.

          1-A. Notwithstanding any provision of subsection 1, a corporation shall not have the power to indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

          2. Any provision of subsection 1, 1-A, or 3 to the contrary notwithstanding, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsection 1 or 1-A, or in defense of any claim, issue or matter therein, that director, officer, employee or agent shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by that director, officer, employee or agent in connection therewith. The right to indemnification granted by this subsection may be enforced by a separate action against the corporation, if an order for indemnification is not entered by a court in the action, suit or proceeding wherein that director, officer, employee or agent was successful on the merits or otherwise.

          3. Any indemnification under subsection 1, unless ordered by a court or required by the bylaws, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and in the best interests of the corporation. That determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the director, officer, employee or agent may enforce the indemnification against the corporation by a separate action notwithstanding any attempted or actual subsequent action by the board of directors.

          4. Expenses incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding may be authorized and paid by the corporation in advance of the final disposition of that action, suit or proceeding upon a determination made in accordance with the procedure established in subsection 3 that, based solely on the facts then known to those making the determination and without further investigation, the person seeking indemnification satisfied the standard of conduct prescribed by subsection 1, or if so provided in the bylaws, these expenses shall in all cases be authorized and paid by the corporation in advance of the final disposition of that action, suit or proceeding upon receipt by the corporation of:

          A. A written undertaking by or on behalf of the officer, director, employee or agent to repay that amount if that person is finally adjudicated:

               (1)  Not to have acted honestly or in the
          reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of such plan or trust or its participants or beneficiaries;

               (2)  With respect to any criminal action or
          proceeding, to have had reasonable cause to believe that the person's conduct was unlawful; or

               (3) With respect to any claim, issue or matter asserted in any action, suit or proceeding brought by or in the right of the corporation, to be liable to the corporation, unless the court in which that action, suit or proceeding was brought permits indemnification in accordance with subsection 2; and

          B. A written affirmation by the officer, director, employee or agent that the person has met the standard of conduct necessary for indemnification by the corporation as authorized in this section.

     The undertaking required by paragraph A shall be an unlimited general obligation of the person seeking the advance, but need not be secured and may be accepted without reference to financial ability to make the repayment.

          5. The indemnification and entitlement to advances of expenses provided by this section shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in that person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent, trustee, partner or fiduciary and shall inure to the benefit of the heirs, executors and administrators of such a person. A right to indemnification required by the bylaws may be enforced by a separate action against the corporation, if an order for indemnification has not been entered by a court in any action, suit or proceeding in respect to which indemnification is sought.

          6. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under this section.

          7. For purposes of this section, references to the "corporation" shall include, in addition to the surviving corporation or new corporation, any participating corporation in a consolidation or merger.

     ---------------------------

     Article XIV of the Company's Bylaws, which provides for the indemnification of directors, officers and employees, is incorporated herein by reference to pages 4 through 6 of Exhibit 3.2 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1993.

     ---------------------------

     The Company has entered into an Indemnification Agreement with each person who is a current member of the board of directors or a current executive officer of the Company, pursuant to which the Company agrees to hold harmless and indemnify such person to the full extent authorized or permitted by Maine law. The form of Indemnification Agreement entered into with each such person is incorporated by reference to Exhibit 10.8 to Consumers Water Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1994.

     ------------------------

     The Company has purchased and maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him and incurred by him in any such capacity, subject to certain exclusions.


Item 18.  Exhibits
-------------------
     The following Exhibits are submitted in response to this item:

4.1       Conformed Copy of Restated Articles of Incorporation
            of Consumers Water Company, as amended, incorporated by reference to Exhibit 4.1.6 to Consumers Water Company's Registration Statement on Form S-2, Registration No. 33-41113, filed with the Securities and Exchange Commission on June 11, 1991.

4.2       Bylaws of Consumers Water Company, as amended March
            2, 1994, incorporated by reference to Exhibit 3.2 to Consumers Water Company's Annual Report on Form 10-K for the year ended December 31, 1993.

4.3       Conformed Copy of the Consumers Water Company Employees
            401(k) Savings Plan and Trust, as amended, is submitted herewith as Exhibit 4.3

5.1       Opinion of Drummond Woodsum & MacMahon as to legality
            of the shares registered is submitted herewith as
            Exhibit 5.1.

5.2       Conformed Copy of determination letter from Internal
            Revenue Service as to qualification of the Consumers
            Water Company 401(k) Plan and Trust, dated May 3, 1995, is submitted herewith as Exhibit 5.2.

23.1      The Consent of Arthur Andersen LLP, Consumers Water
            Company's auditors, is submitted herewith as Exhibit
            23.1.

23.2      The Consent of Drummond Woodsum & MacMahon, counsel
            to the Company, is included in their opinion submitted herewith as Exhibit 5.1.

24        Powers of attorney are included as part of the
            signature page.


Item 19.  Undertakings
----------------------
     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(3)(a) of the Act or Rule 3-19 or Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------

     THE COMPANY. Pursuant to the requirements of the Securities Act of 1933, Consumers Water Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and State of Maine on the 15th day of January, 1997.

                                   Consumers Water Company
                                   (as issuer and employer)

                                   By:/s/ Peter L. Haynes
                                          ----------------------
                                      Peter L. Haynes
                                      President


                              POWER OF ATTORNEY
                               ----------------

     We, the undersigned, officers and directors of Consumers
Water Company, hereby authorize and direct Peter L. Haynes, Keith
C. Jones, or either of them acting singly, as Attorney-in-Fact, to execute in the name and on behalf of each of the undersigned persons, and in the respective capacities indicated below, any amendment or amendments to this Registration Statement of Consumers Water Company under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                          Title                     Date
---------                          -----                     ----

/s/ Peter L. Haynes           President and Director         1/15/97
-------------------                                          --------
Peter L. Haynes               (Principal Executive
                               Officer)

/s/ John F. Isacke            Senior Vice President          1/15/97
------------------                                           --------
John F. Isacke                (Principal Financial
                               Officer)

/s/ Gary E. Wardwell          Controller                     1/15/97
-------------------                                          --------
Gary E. Wardwell              (Principal Accounting
                               Officer)

/s/ David R. Hastings, II     Director                       1/15/97
-------------------------                                    --------
David R. Hastings, II

/s/ Jack S. Ketchum           Director                       1/15/97
-------------------------                                    --------
Jack S. Ketchum

/s/ John E. Menario           Director                       1/15/97
-------------------------                                    --------
John E. Menario

/s/ John E. Palmer, Jr.       Director                       1/15/97
-------------------------                                    --------
John E. Palmer, Jr.

/s/ Jane E. Newman            Director                       1/15/97
-------------------------                                    --------
Jane E. Newman

/s/ Elaine D. Rosen           Director                       1/15/97
-------------------------                                    --------
Elaine D. Rosen

/s/ William B. Russell        Director                       1/15/97
-------------------------                                    --------
William B. Russell

/s/ John H. Schiavi           Director                       1/15/97
-------------------------                                    --------
John H. Schiavi


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 15th day of January, 1997.


                                             Consumers Water Company
                                                   Employees 401(k)
                                             Savings Plan and Trust

                                             By /s/ William B. Russell
                                              --------------------------

                                              William B. Russell, Chairman
                                              Consumers Water Company
                                              Retirement Committee


EXHIBIT INDEX
--------------



Exhibit
-------

4.1  Conformed Copy of Restated Articles of
     Incorporation of Consumers Water Company, as amended, incorporated by reference to Exhibit
     4.1.6 to Consumers Water Company's Registration
     Statement on Form S-2, Registration No. 33-
     41113, filed with the Securities and Exchange
     Commission on June 11, 1991.

4.2  Bylaws of Consumers Water Company, as amended
     March 2, 1994, incorporated by reference to
     Exhibit 3.2 to Consumers Water Company's Annual
     Report on Form 10-K for the year ended December
     31, 1993.

4.3  Conformed Copy of the Consumers Water Company
     Employees 401(k) Savings Plan and Trust, as amended, is submitted herewith as Exhibit 4.3

5.1 Opinion of Drummond Woodsum & MacMahon as to legality of the shares registered is submitted herewith as Exhibit 5.1.

5.2 Conformed Copy of determination letter from Internal Revenue Service as to qualification of the Consumers Water Company 401(k) Plan and
     Trust, dated May 3, 1995, is submitted herewith as Exhibit 5.2.

23.1 The Consent of Arthur Andersen LLP, Consumers
     Water Company's auditors, is submitted herewith as Exhibit 23.1.

23.2 The Consent of Drummond Woodsum & MacMahon, counsel to the Company, is included in their opinion submitted herewith as Exhibit 5.1.

24 Powers of attorney are included as part of the signature page.